
<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of December 31, 1995 and the related Statements of Consolidated Income, Retained
Earnings and Cash Flows for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,222,352
<OTHER-PROPERTY-AND-INVEST>                  1,448,121
<TOTAL-CURRENT-ASSETS>                       1,450,824
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,125,691
<TOTAL-ASSETS>                              23,246,988
<COMMON>                                     4,916,438
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            856,893
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,769,637<F2>
<PREFERRED-MANDATORY>                          261,475<F3>
<PREFERRED>                                    508,034<F3>
<LONG-TERM-DEBT-NET>                         6,549,335<F4>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                 261,000
<LONG-TERM-DEBT-CURRENT-PORT>                  235,992
<PREFERRED-STOCK-CURRENT>                       30,688<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    375,524
<LEASES-CURRENT>                               167,883
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,080,270<F5>
<TOT-CAPITALIZATION-AND-LIAB>               23,246,988
<GROSS-OPERATING-REVENUE>                    6,910,045
<INCOME-TAX-EXPENSE>                           490,172<F6>
<OTHER-OPERATING-EXPENSES>                   5,073,589
<TOTAL-OPERATING-EXPENSES>                   5,571,446
<OPERATING-INCOME-LOSS>                      1,338,599
<OTHER-INCOME-NET>                            (96,033)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>               1,250,251
<TOTAL-INTEREST-EXPENSE>                       590,718
<NET-INCOME>                                   639,511<F8>
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  639,511
<COMMON-STOCK-DIVIDENDS>                       343,619
<TOTAL-INTEREST-ON-BONDS>                            0<F9>
<CASH-FLOW-OPERATIONS>                       2,332,435
<EPS-PRIMARY>                                     2.98
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,694 thousand for preference stock expense of
     ComEd.

<F3> Preferred and preference stocks of ComEd.

<F4> $1,125,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F5> Includes $200,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of ComEd Financing I.

<F6> A tax benefit of $7,685 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $69,961 thousand provision for preferred and preference stock dividends of ComEd and $4,428 thousand provision for preferred securities dividends of ComEd Financing I are included in OTHER-INCOME-NET.

<F8> Includes $20,022 thousand of extraordinary loss related to the early redemption of long-term debt, less applicable taxes.

<F9> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

